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                                                                    Exhibit 10.4

                       MOBIUS MANAGEMENT SYSTEMS, INC.
                NON-EMPLOYEE DIRECTORS' 1998 STOCK OPTION PLAN

1.    Purpose

      The purpose of the Mobius Management Systems, Inc. Non-Employee Directors' 1998 Stock Option Plan (the "Plan") is to provide an incentive to those directors of Mobius Management Systems, Inc. (the "Company") who are not employees of the Company to serve on the board of directors of the Company (the "Board") and to maintain and enhance the Company's long-term performance.

2.    Administration

      The terms of the stock options to be awarded under the Plan are set forth herein and may not be varied other than by amendment of the Plan in accordance with Section 10. To the extent that any administrative action is required in connection with the Plan, such action shall be taken by the Board, whose determination in such case shall be final, binding and conclusive.

3.    Shares Available for Awards

      The total number of shares of common stock of the Company, par value $.01 per share ("Common Stock"), which may be transferred upon the exercise of options granted under the Plan shall not exceed 250,000 shares. Such shares may be authorized and unissued shares, treasury shares or shares acquired by the Company for the purposes of the Plan. Any shares of Common Stock that
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are subject to a stock option under the Plan and that have not been transferred at the time such option is cancelled or terminated shall again be available for options under the Plan.

4.    Persons Eligible for Stock Options

      Stock options shall be granted under the Plan only to persons who are members of the Board and are not employees of the Company or any subsidiary thereof ("Eligible Directors").

5.    Grant of Stock Options

      (a) Every option granted under the Plan shall be subject to the terms and conditions set forth in the Plan, and shall be evidenced by an option agreement which shall not be inconsistent with the provisions of the Plan.

      (b) As of the date the Plan is adopted by the Board, an option to purchase 10,000 shares of Common Stock shall be granted to each individual who is then an Eligible Director.

      (c) As of the date of the initial election or appointment to the Board of any other individual who satisfies the definition of Eligible Director, such individual shall be granted an option to purchase 10,000 shares of Common Stock.

      (d) As of the date of each annual meeting of the Company's shareholders ("Annual Meeting"), commencing with the Annual Meeting in 1999, each Eligible Director (other than an Eligible Director who is then receiving an initial grant pursuant to paragraph (c) of this Section 5) shall be granted an option to purchase 10,000 shares of Common Stock, provided that the Eligi-


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ble Director has served as a director of the Company for at least nine months prior to the date of such Annual Meeting and shall continue to serve as a director of the Company after such Annual Meeting.

6.    Terms of Stock Options

      (a) The exercise price per share of Common Stock under each option shall be equal to the "Fair Market Value" per share of Common Stock on the date of option grant. For purposes of the Plan, the "Fair Market Value" of a share of Common Stock on any day shall be as follows: (i) if the principal market for the Common Stock (the "Market") is a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; (ii) if the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business


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days preceding the applicable date; or, (iii) in the event that neither clause
(i) nor (ii) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined in good faith by the Board.

      (b) Each option granted under the Plan shall have a term of ten years, and shall not be exercisable after the tenth anniversary of the date of grant.

      (c) Each option granted under the Plan shall be fully exercisable upon grant. An option may be exercised from time to time for all or part of the shares as to which it is then exercisable (but, in any event, only for whole shares).

7.    Exercise of Options

      (a) An option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Company shall prescribe, accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (ii) by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price.


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      (b) Promptly after receiving payment of the full option exercise price, the Company shall deliver to the Eligible Director, or to such other person as may then have the right to exercise the option, a certificate for the shares of Common Stock for which the option has been exercised.

      (c) The holder of a stock option (or other person having the right to exercise the option) shall have none of the rights of a shareholder of the Company with respect to the shares subject to the option until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 9, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

8.    Termination of Directorship

      (a) If an optionee's membership on the Board terminates for any reason other than death, the optionee may exercise any outstanding option to the extent that the optionee was entitled to exercise it on the date of termination. Exercise must occur within three months after termination, except that the three-month period shall be increased to one year if the termination is by reason of disability, but in no event after the expiration date of the option.


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      (b) If an optionee dies while serving on the Board, or during the period in which an option is exercisable pursuant to paragraph (a) of this Section 8, any outstanding option shall be exercisable to the extent that the optionee was entitled to exercise it on the date of death. Exercise must occur by the earlier of the first anniversary of death or the expiration date of the option. Such exercise shall be made only by the optionee's executor or administrator, unless the optionee's will specifically disposes of the option, in which case exercise shall be made only by the recipient of such specific disposition. If an optionee's personal representative or the recipient of a specific disposition under the optionee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable agreement which would have applied to the optionee including, without limitation, the provisions of
Section 11 hereof.

      (c) Upon expiration of the applicable three-month or one-year period described in paragraph (a) or (b) of this Section 8, any unexercised option shall be null and void.

9.    Change in Capitalization

      In the event of any change in the Common Stock by reason of a stock dividend, recapitalization, reclassification, merger, consolidation, split-up, combination, exchange of shares or the like, the Board shall appropriately adjust the number and kind of


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shares authorized for issuance under the Plan and make such other adjustments as it deems appropriate. The Board's determination as to what, if any, adjustments shall be made shall be final, binding and conclusive on the Company and on all Eligible Directors who receive option grants under the Plan.

10.   Amendment of the Plan

      (a) The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever; provided, however, that no such amendment shall impair any material rights or increase any material obligations under any option theretofore granted under the Plan without the consent of the optionee (or, after the optionee's death, the person having the right to exercise the option). For purposes of this Section 10, any action of the Board that alters or affects the tax treatment of any option shall not be considered to materially impair any rights of any optionee.

      (b) Shareholder approval shall be required with respect to any amendment if the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of any applicable law, rule or regulation.

11. Restrictions

      (a) If the Board shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any option under the Plan, the issuance or purchase of shares or other


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rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Board.

      (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the optionee with respect to the disposition of shares, or with respect to any other matter, which the Board shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

12.   Nonassignability

      No award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such awards and rights shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.


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13.   No Right to Re-election

      Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company's shareholders, nor confer upon any Eligible Director the right to remain a member of the Board for any period of time at any particular rate of compensation.

14.   No Limitation on Corporate Actions

      This Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.   Section Headings

      The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.


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16.   Effective Date and Term of Plan

      The Plan was adopted by the Board on February 19, 1998 and approved by the Company's shareholders on February 25, 1998. Unless sooner terminated by the Board, the Plan shall terminate on the date when no more shares are available for transfer under the Plan. Options outstanding upon Plan termination shall continue in effect in accordance with their terms.

17.   Governing Law

      All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.


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